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                                                                      EXHIBIT 32

    [The following certification accompanies Applied Industrial Technologies'
                      Quarterly Report on Form 10-Q for the
 quarter ended September 30, 2004, and is not filed, as provided in applicable
                                 SEC releases.]

                CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND
                     PRINCIPAL FINANCIAL OFFICER PURSUANT TO
                                 18 U.S.C. 1350

In connection with the Form 10-Q (the "Report") of Applied Industrial Technologies, Inc. (the "Company") for the period ending September 30, 2004, we, David L. Pugh, Chairman & Chief Executive Officer, and Mark O. Eisele, Vice President-Chief Financial Officer & Treasurer of the Company, certify that:

            (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

            (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

 /s/ David L. Pugh                    /s/ Mark O. Eisele
 ---------------------------          ------------------------------------------
 David L. Pugh                        Mark O. Eisele
 Chairman & Chief Executive           Vice President-Chief Financial Officer
 Officer                              & Treasurer

Dated: November 5, 2004

 [A signed original of this written statement required by Section 906 has been provided to Applied Industrial Technologies, Inc. and will be retained by Applied Industrial Technologies, Inc. and furnished to the Securities and
                Exchange Commission or its staff upon request.]